As filed with the Securities and Exchange Commission on February 24, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MASCO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-1794485
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
21001 Van Born Road
Taylor, Michigan 48180
(313) 274-7400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory D. Wittrock
Vice President, General Counsel and Secretary
21001 Van Born Road
Taylor, Michigan 48180
(313) 274-7400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Bruce K. Dallas, Esq.
Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
(650) 752-2000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Shares	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Unit	Price	Registration Fee
Debt Securities
Preferred Stock
Depositary Shares
Common Stock	(1)	(1)	(1)
Purchase Contracts
Units
Warrants

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). The Registrant is filing this Registration Statement to replace its registration statement (No. 333-140970), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), the unutilized filing fee of $28,580 available on the earlier registration statement will be available to any filing fee payable pursuant to this Registration Statement and effectiveness of this Registration Statement will be deemed to terminate the earlier registration statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS
Masco Corporation
DEBT SECURITIES
PREFERRED STOCK ($1 Par Value)
COMMON STOCK ($1 Par Value)
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS
WARRANTS

     We may offer and issue, and selling security holders may offer and sell, debt securities and shares of our preferred stock and common stock from time to time. The debt securities and shares of preferred stock may be convertible into or exchangeable for shares of our common stock or other securities. We may offer and issue preferred stock either directly or represented by depositary shares. We may offer contracts to purchase our securities from time to time either separately or as part of a unit that combines our debt securities or securities of third parties. We may offer warrants to purchase our debt or equity securities or securities of third parties or other rights from time to time either individually or together with any other securities. This prospectus describes the general terms of these securities and the general manner in which we, or any selling security holders, will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we, or any selling security holders, will offer these securities.
     Our common stock is listed on the New York Stock Exchange under the symbol “MAS.” On February 23, 2010 the closing price of our common stock was $13.25 per share.

     Investing in these securities involves certain risks. See “Item 1A — Risk Factors” in our Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q, incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We, or any selling security holders, may offer these securities in amounts, at prices and on terms determined at the time of offering. We, or any selling security holders, may sell the securities directly to you, through agents we or they select, or through underwriters and dealers we or they select. If we or they use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.
The date of this prospectus is February 24, 2010

     You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission and any information about the terms of securities offered to you by the issuer, its underwriters or agents. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Except as otherwise specified, the terms “Masco,” the “Company,” “we,” “us,” and “our” refer to Masco Corporation.

THE COMPANY
     Masco Corporation manufactures, distributes and installs home improvement and building products, with emphasis on brand-name products and services holding leadership positions in their markets. We are among the largest manufacturers in North America of a number of home improvement and building products, including faucets, cabinets, architectural coatings and windows and we are one of the largest installers of insulation for the new home construction market. The Company’s operations consist of five business segments that are based on similarities in products and services.
     Our principal executive offices are located at 21001 Van Born Road, Taylor, Michigan 48180, and our telephone number is (313) 274-7400. We maintain a website at www.masco.com. This text is not an active link, and our website and the information contained on that site, or connected to that site, is not incorporated into this prospectus.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
     We have filed this prospectus as part of a registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. In particular, the registration statement includes as exhibits copies of the forms of our senior debt and subordinated debt indentures. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents’ material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described in the paragraph below.
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement containing this prospectus (including the exhibits and schedules thereto).
     The SEC allows us to “incorporate by reference” much of the information we file with them, which means that we can disclose important information to you by referring you directly to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and the accompanying prospectus supplement.
     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering with this prospectus:
(i)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(ii)	Our Proxy Statement for our 2009 Annual Meeting of Stockholders filed on April 8, 2009; and

(iii)	The description of our common stock contained in the amendment on Form 8 dated May 22, 1991 to our registration statement on Form 8-A.
     You may obtain free copies of any of these documents by writing or telephoning us at 21001 Van Born Road, Taylor, Michigan, 48180, Attention: Maria Duey, Vice President — Investor Relations, (313) 274-7400, or by visiting our web site at www.masco.com. However, the information on our website is not a part of this prospectus.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTORS
     Certain sections of this registration statement contain statements reflecting the Company’s views about its future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a safe harbor for forward-looking statements made by or on behalf of Masco Corporation. The Company and its representatives may, from time to time, make written or oral forward-looking statements, including statements contained in the Company’s filings with the Securities and Exchange Commission and in its reports to stockholders. Generally, the inclusion of the words “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” and similar expressions identify statements that constitute forward-looking statements. All statements addressing operating performance of the Company or any subsidiary, events or developments that the Company expects or anticipates would occur in the future are forward-looking statements within the meaning of the Reform Act.
     These views involve risks and uncertainties that are difficult to predict and, accordingly, the Company’s actual results may differ materially from the results discussed in such forward-looking statements. Readers should consider the various factors, including those discussed in our annual report for the year ended December 31, 2009 under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Critical Accounting Policies and Estimates” and “Outlook for the Company,” and in our Quarterly Reports on Form 10-Q that are on file with the SEC for additional factors that may affect the Company’s performance. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise.
     Factors that affect our results of operations include the levels of home improvement activity and new home construction principally in North America and Europe, the importance of our relationships with key customers (including The Home Depot, which represented approximately 26 percent of net sales in 2009), our ability to maintain our leadership positions in our U.S. and global markets in the face of increasing competition and our ability to effectively manage our overall cost structure, including the cost and availability of materials. Additional factors that may significantly affect our performance are discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q that are on file with the SEC.
     You should rely only on the information contained in this prospectus, in the accompanying prospectus supplement and in material we file with the SEC. We have not authorized anyone to provide you with information that is different.
     We are offering to sell, and seeking offers to buy, the securities described in this prospectus only where offers and sales are permitted. Since information that we file with the SEC in the future will automatically update and supersede information contained in this prospectus or any accompanying prospectus supplement, you should not assume that the information contained in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the document.

USE OF PROCEEDS
     We expect to use substantially all of the net proceeds from the sale of securities described in this prospectus for our general corporate purposes, which may include making additions to our working capital, repaying indebtedness, financing acquisitions and investments in new or existing lines of business. We will describe our intended use of the proceeds from a particular offering of securities in the related prospectus supplement. Funds not required immediately for any of the previously listed purposes may be invested in cash equivalents.
RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
     Our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2005 through 2009 are set forth in the table below.

	Year Ended December 31,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges (1)	.5	.3	3.7	4.0	6.0
Ratio of earnings to combined fixed charges and preferred stock dividends (2)	.5	.3	3.7	4.0	6.0

(1)	Ratio of earnings to fixed charges means the ratio of income from continuing operations before income taxes and cumulative effect of accounting change, net, and fixed charges to fixed charges, where fixed charges are the interest on indebtedness, amortization of debt expense and estimated interest factor for rentals.

(2)	Ratio of earnings to combined fixed charges and preferred stock dividends means the ratio of income from continuing operations before income taxes and cumulative effect of accounting change, net, fixed charges and preferred stock dividends to fixed charges and preferred stock dividends. Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.
DESCRIPTION OF DEBT SECURITIES
Debt May Be Senior or Subordinated
     We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under our Senior Debt Indenture, as defined below, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under our Subordinated Debt Indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the Subordinated Debt Indenture, to all of our “senior indebtedness,” which is defined in our Subordinated Debt Indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to our Senior Debt Indenture and our Subordinated Debt Indenture individually as an “indenture” and collectively as the “indentures.”
     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities.

     Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement. The indentures are substantially identical, except for the provisions relating to our negative pledge and limitations on sales and leasebacks, which are included in the Senior Debt Indenture only, and the provisions relating to subordination, which are included in the Subordinated Debt Indenture only. Neither indenture limits our ability to incur additional indebtedness.
     We may issue debt securities from time to time in one or more series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on or shortly before the relevant payment dates. As a result, you may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and any additional material United States federal income tax considerations will be set forth in the applicable prospectus supplement.
     Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.
     We may, without the consent of the existing holders of any series of debt securities, issue additional debt securities having the same terms so that the existing debt securities and the new debt securities form a single series under the indenture.
Terms Specified in Prospectus Supplement
     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:
•	classification as senior or subordinated debt securities and the specific designation of such securities;

•	aggregate principal amount and purchase price;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	minimum denominations;

•	date of maturity;

•	the interest rate or rates or the method by which a calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in definitive form or in the form of one or more global securities;

•	the terms on which holders of the debt securities may convert or exchange these securities into our common stock or other securities of Masco or other entities;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any special United States federal income tax consequences applicable to the debt securities being issued;

•	whether we will issue the debt securities by themselves or as part of a unit together with other securities; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.
Registration and Transfer of Debt Securities
     You may present debt securities for exchange and transfer in the manner, at the places and subject to the restrictions set forth in the applicable indenture. We will provide you those services free of charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the applicable indenture.
     If any of the debt securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Global Securities” below.
Defeasance
     Unless the prospectus supplement states otherwise, we will be able to discharge all of our obligations, other than administrative obligations such as facilitating transfers and exchanges of certificates and replacement of lost or mutilated certificates, relating to a series of debt securities under an indenture by depositing cash and/or U.S. Government obligations with the trustee in an amount sufficient to make all of the remaining payments of principal, premium and interest on those debt securities when those payments are due. We can do this only if we have delivered to the trustee, among other things, an opinion of counsel based on a United States Internal Revenue Service ruling or other change in U.S. federal income tax law stating that holders will not recognize any gain or loss for U.S. federal income tax purposes as a result of this deposit.
     We can also avoid having to comply with the restrictive covenants in the applicable indenture, such as the negative pledge and the limitation on sale and leaseback transactions covenants in the Senior Debt Indenture, by depositing cash and/or U.S. Government obligations with the trustee in an amount sufficient to make all of the remaining payments of principal, premium and interest on the outstanding debt securities when those payments are due. We can do this only if we have delivered to the trustee, among other things, an opinion of counsel stating that holders of those securities will not recognize any gain or loss for U.S. federal income tax purposes as a result of this deposit.
Indentures
     Debt securities that will be senior debt will be issued under an Indenture dated as of February 12, 2001 between Masco and The Bank of New York Mellon Trust Company, N.A., as successor trustee under an agreement with Bank One Trust Company, National Association, as trustee. We call that indenture, as further supplemented from time to time, the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under an Indenture between Masco and The Bank of New York Mellon Trust Company, N.A., as trustee. We call that indenture, as further supplemented from time to time, the Subordinated Debt Indenture. We refer to The Bank of New York Mellon Trust Company, N.A. as the “trustee”.
Subordination Provisions
     There are contractual provisions in the Subordinated Debt Indenture that may prohibit us from making payments on our subordinated debt securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of our senior indebtedness.

     The Subordinated Debt Indenture defines senior indebtedness generally as obligations of, or guaranteed or assumed by, Masco for borrowed money or evidenced by bonds, notes or debentures or other similar instruments or incurred in connection with the acquisition of property, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations. The subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the Subordinated Debt Indenture.
     The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make those payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:
•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•	a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness, and that default has not been cured or waived or has not ceased to exist;

•	there has occurred any other event of default with respect to senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, and that event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture, and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.
     If the trustee under the Subordinated Debt Indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.
     Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the Subordinated Debt Indenture and the holders of subordinated debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.
Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions
     In the following discussion, we use a number of capitalized terms which have special meanings under the indentures. We provide definitions of these terms under “Definitions” below.
     Negative Pledge. Section 10.04 of the Senior Debt Indenture provides that so long as any of the senior debt securities remains outstanding, we will not, nor will we permit any Consolidated Subsidiary to, issue, assume or guarantee any Debt if such Debt is secured by a mortgage upon any Principal Property or upon any shares of stock or indebtedness of any Consolidated Subsidiary which owns or leases any Principal Property, whether such Principal Property is owned on the date of the Senior Debt Indenture or is thereafter acquired, without in any such case effectively providing that the senior debt securities shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to:
•	mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Consolidated Subsidiary;

•	mortgages on property existing at the time of acquisition thereof, or to secure Debt incurred for the purpose of financing all or any part of the purchase price of such property, or to secure any Debt incurred prior to or within 120 days after the later of the acquisition, completion of construction or improvement or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon;

•	mortgages securing Debt owing by any Consolidated Subsidiary to Masco or another Consolidated Subsidiary;

•	mortgages on property of a corporation existing at the time such corporation is merged or consolidated with us or a Consolidated Subsidiary or at the time of a sale, lease or other disposition of the properties of the corporation or firm as an entirety or substantially as an entirety to us or a Consolidated Subsidiary, provided that no such mortgage shall extend to any other Principal Property of Masco or any Consolidated Subsidiary or any shares of capital stock or any indebtedness of any Consolidated Subsidiary which owns or leases a Principal Property;

•	mortgages on our property or a Consolidated Subsidiary’s property in favor of the United States of America, any state thereof, or any other country, or any political subdivision of any thereof, to secure payments pursuant to any contract or statute, including Debt of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or

•	one or more extensions, renewals or replacements, in whole or in part, of mortgages existing at the date of the Senior Debt Indenture or any mortgage referred to in the preceding five bullet points as long as those extensions, renewals or replacements do not increase the amount of Debt secured by the mortgage or cover any additional property.
     Notwithstanding the above, we may, and may permit any Consolidated Subsidiary to, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the total of the aggregate amount of such Debt then outstanding, excluding secured Debt permitted under the foregoing exceptions, and the aggregate amount of Attributable Debt in respect of sale and leaseback arrangements at such time, does not exceed 5% of Consolidated Net Tangible Assets, determined as of a date not more than 90 days prior thereto.
     The Subordinated Debt Indenture does not include negative pledge provisions.
     Limitation on Sale and Leaseback Arrangements. Under the Senior Debt Indenture, we and our Consolidated Subsidiaries are not allowed to enter into any sale and leaseback arrangement involving a Principal Property which has a term of more than three years, except for sale and leaseback arrangements between us and a Consolidated Subsidiary or between Consolidated Subsidiaries, unless:
•	we or the Consolidated Subsidiary could incur Debt secured by a mortgage on that Principal Property at least equal to the amount of Attributable Debt resulting from that sale and leaseback transaction without having to equally and ratably secure the senior debt securities in the manner described above under “Negative Pledge”; or

•	we apply an amount equal to the greater of the net proceeds of the sale of the Principal Property or the fair market value of the Principal Property within 120 days of the effective date of the sale and leaseback arrangement to the retirement of our or a Consolidated Subsidiary’s Funded Debt, including the senior debt securities.
     However, we cannot satisfy the second test by retiring:
•	Funded Debt that we were otherwise obligated to repay within the 120-day period;

•	Funded Debt owned by us or by a Consolidated Subsidiary; or

•	Funded Debt that is subordinated in right of payment to the senior debt securities.
     The Subordinated Debt Indenture does not include any limitations on sale and leaseback arrangements.
     Consolidation, Merger or Sale of Assets. The Senior Debt Indenture provides that we will not consolidate or merge with or into any other corporation and will not sell or convey our property as an entirety, or substantially as an entirety, to another corporation if, as a result of such action, any Principal Property would become subject to a mortgage, unless either:
•	such mortgage could be created pursuant to Section 10.04 of the Senior Debt Indenture without equally and ratably securing the senior debt securities; or

•	the senior debt securities shall be secured prior to the Debt secured by such mortgage.
     Each of the indentures provides that we may consolidate or merge or sell all or substantially all of our assets if:
•	we are the continuing corporation or if we are not the continuing corporation, such continuing corporation is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and assumes by supplemental indenture the due and punctual payment of the principal of, and the premium, if any, and interest on the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the applicable indenture to be performed by us; and

•	we are not, or such continuing corporation is not, in default in the performance of any such covenant or condition immediately after such merger, consolidation or sale of assets.
Definitions
     “Attributable Debt” in respect of a sale and leaseback arrangement is defined in the Senior Debt Indenture to mean, at the time of determination, the lesser of:
•	the fair value of the property, as determined by our board of directors, subject to such arrangement; or

•	the present value, discounted at the rate per annum equal to the interest borne by fixed rate senior debt securities or the yield to maturity at the time of issuance of any Original Issue Discount Securities determined on a weighted average basis, of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease upon payment of a penalty, in which case the rental payment shall include such penalty, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges;
provided, however, that there shall not be deemed to be any Attributable Debt in respect of a sale and leaseback arrangement if:
•	such arrangement does not involve a Principal Property;

•	we or a Consolidated Subsidiary would be entitled pursuant to the provisions of Section 10.04(a) of the Senior Debt Indenture to issue, assume or guarantee Debt secured by a mortgage upon the property involved in such arrangement without equally and ratably securing the senior debt securities; or

•	the greater of the net proceeds of such arrangement or the fair market value of the property so leased has been applied to the retirement, other than any mandatory retirement or by way of payment at maturity, of our Funded Debt or any Consolidated Subsidiary’s Funded Debt, other than Funded Debt owed by us or any Consolidated Subsidiary and other than Funded Debt which is subordinated in payment of principal or interest to the senior debt securities.
     “Consolidated Net Tangible Assets” is defined in the Senior Debt Indenture as the aggregate amount of our assets less applicable reserves and the aggregate amount of assets less applicable reserves of the Consolidated Subsidiaries after deducting therefrom:
•	all current liabilities, excluding any such liabilities deemed to be Funded Debt;

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and

•	all investments in any Subsidiary other than a Consolidated Subsidiary, in all cases computed in accordance with the generally accepted accounting principles and which under generally accepted accounting principles would appear on a consolidated balance sheet of Masco and its Consolidated Subsidiaries.
     “Consolidated Subsidiary” is defined in the Senior Debt Indenture to mean each Subsidiary other than any Subsidiary the accounts of which:
•	are not required by generally accepted accounting principles to be consolidated with our accounts for financial reporting purposes;

•	were not consolidated with our accounts in our then most recent annual report to stockholders; and

•	are not intended by us to be consolidated with our accounts in our next annual report to stockholders;
provided, however, that the term “Consolidated Subsidiary” shall not include:
•	any Subsidiary which is principally engaged in
•	owning, leasing, dealing in or developing real property, or

•	purchasing or financing accounts receivable, making loans, extending credit or other activities of a character conducted by a finance company, or
•	any Subsidiary, substantially all of the business, properties or assets of which were acquired after the date of the Senior Debt Indenture whether by way of merger, consolidation, purchase or otherwise, unless in each case our board of directors thereafter designates such Subsidiary a Consolidated Subsidiary for the purposes of the Senior Debt Indenture.
     “Debt” is defined in the Senior Debt Indenture to mean any indebtedness for money borrowed and any Funded Debt.
     “Funded Debt” is defined in the Senior Debt Indenture to mean indebtedness maturing more than 12 months from the date of the determination thereof or having a maturity of less than 12 months but renewable or extendible at the option of the borrower beyond 12 months from the date of such determination:
•	for money borrowed; or

•	incurred in connection with the acquisition of property, to the extent that indebtedness in connection with acquisitions is represented by any notes, bonds, debentures or similar evidences of indebtedness, for which we or any Consolidated Subsidiary is directly or contingently liable or which is secured by our property or the property of a Consolidated Subsidiary.
     “Mortgage” is defined in the Senior Debt Indenture to mean a mortgage, security interest, pledge, lien or other encumbrance.
     “Original Issue Discount Security” is defined in both indentures to mean any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.
     “Principal Property” is defined in the Senior Debt Indenture to mean any manufacturing plant or research or engineering facility located within the United States of America or Puerto Rico owned or leased by us or any Consolidated Subsidiary unless, in the opinion of our board of directors, such plant or facility is not of material importance to the total business conducted by us and our Consolidated Subsidiaries as an entirety.

     “Subsidiary” is defined in both indentures to mean any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be owned by us, or by us and one or more Subsidiaries, or by one or more Subsidiaries.
Events of Default, Waiver and Notice
     The indentures provide that the following events will be events of default with respect to the debt securities of a series:
•	we default in the payment of any interest on the debt securities of that series for more than 30 days;

•	we default in the payment of any principal or premium on the debt securities of that series on the date that payment was due;

•	we default in the payment of any sinking fund deposit on the debt securities of that series on the date that payment was due;

•	we breach any of the other covenants applicable to that series of debt securities and that breach continues for more than 90 days after we receive notice from the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series;

•	we commence bankruptcy or insolvency proceedings or consent to any bankruptcy relief sought against us; or

•	we become involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against us, if that order remains in effect for more than 60 consecutive days.
     The trustee or the holders of 25% of the aggregate principal amount of debt securities of a series may declare all of the debt securities of that series to be due and payable immediately if an event of default with respect to a payment occurs. The trustee or the holders of 25% of the aggregate principal amount of debt securities of each affected series voting as one class may declare all of the debt securities of each affected series due and payable immediately if an event of default with respect to a breach of a covenant occurs. The trustee or the holders of 25% of the aggregate principal amount of debt securities outstanding under the indenture voting as one class may declare all of the debt securities outstanding under the indenture due and payable immediately if a bankruptcy event of default occurs. The holders of a majority of the aggregate principal amount of the debt securities of the applicable series or number of series described in this paragraph may annul a declaration or waive a past default except for a continuing payment default. If any of the affected debt securities are Original Issue Discount Securities, by principal amount we mean the amount that the holders would be entitled to receive by the terms of that debt security if the debt security were declared immediately due and payable.
     The holders of a majority in principal amount of the debt securities of any or all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the indentures. Notwithstanding the foregoing, a trustee shall have the right to decline to follow any such direction if such trustee is advised by counsel that the action so directed may not lawfully be taken or if such trustee determines that such action would be unjustly prejudicial to the holders not taking part in such direction or would involve such trustee in personal liability.
     Each indenture requires that we file a certificate each year with the applicable trustee stating that there are no defaults under the indenture. Each indenture permits the applicable trustee to withhold notice to holders of debt securities of any default other than a payment default if the trustee considers it in the best interests of the holders.
Modification of Indentures
     We can enter into a supplemental indenture with the applicable trustee to modify any provision of the applicable indenture or any series of debt securities without obtaining the consent of the holders of any debt securities if the modification does not adversely affect the holders in any material respect. In addition, we can generally enter into a supplemental indenture with the applicable trustee to modify any provision of the indenture or any series of debt securities if we obtain the consent of the holders of a majority of the aggregate principal amount of debt securities of each affected series voting as one class. However, we need the consent of each affected holder in order to:
•	change the date on which any payment of principal or interest on the debt security is due;

•	reduce the amount of any principal, interest or premium due on any debt security;

•	change the currency or location of any payment;

•	impair the right of any holder to bring suit for any payment after its due date; or

•	reduce the percentage in principal amount of debt securities required to consent to any modification or waiver of any provision of the indenture or the debt securities.
Concerning the Trustee
     The Bank of New York Mellon Trust Company, N.A., as trustee under each indenture is a depository for funds of, makes loans to and performs other services for us from time to time in the normal course of business.
DESCRIPTION OF CAPITAL STOCK
     The following description of the material terms of our capital stock is based on the provisions of our amended and restated certificate of incorporation. For more information as to how you can obtain a current copy of our certificate of incorporation, see “Where You Can Find More Information.”
     Our amended and restated certificate of incorporation authorizes the issuance of one million shares of preferred stock, par value $1.00 per share and 1.4 billion shares of common stock, par value $1.00 per share.
Preferred Stock
     We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the voting powers, if any, designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued and to fix the number of shares of each series of preferred stock.
     The prospectus supplement relating to any series of preferred stock will describe the dividend rights of that series of preferred stock. Holders of preferred stock of each series will be entitled to receive, when and as declared by our board of directors out of funds legally available for the payment of dividends, dividends, which may be cumulative or noncumulative, at the rate determined by our board of directors for that series and set forth in the prospectus supplement, as well as any further participation rights in dividend distributions, if any. Dividends on the preferred stock will accrue from the date fixed by our board of directors for that series. Unless we have declared and paid in full all dividends payable on all of our outstanding preferred stock for the current period, we will not be allowed to make any dividend payments on our common stock.
     The terms, if any, on which preferred stock of any series may be redeemed will be described in the related prospectus supplement. If we decide to redeem fewer than all of the outstanding shares of preferred stock of any series, we will determine the method of selecting which shares to redeem.
     The prospectus supplement relating to any series of preferred stock that is convertible will state the terms on which shares of that series are convertible into shares of another class of stock of Masco.
     In the event of our voluntary or involuntary liquidation, before any distribution of assets will be made to the holders of our common stock, the holders of the preferred stock of each series will be entitled to receive out of our assets available for distribution to our shareholders the liquidation price per share determined by our board of directors prior to the issuance of the preferred stock of that series and described in the applicable prospectus supplement as well as any declared and unpaid dividends on those shares. The holders of all series of preferred stock are entitled to share ratably, in accordance with the respective amounts payable on their shares, in any distribution upon liquidation which is not sufficient to pay in full the aggregate amounts payable on all of those shares.
     The preferred stock of a series issued pursuant to this Prospectus will not be entitled to vote, except as provided in the applicable prospectus supplement, unless required by applicable law. Unless otherwise indicated in the prospectus supplement relating to a series of preferred stock, each share of a series will be entitled to one vote on matters on which holders of that series are entitled to vote.
     There is currently no preferred stock outstanding.
Common Stock
     Holders of common stock are entitled to one vote per share on matters to be voted on by our stockholders and, subject to the rights of the holders of any preferred stock of Masco then outstanding, to receive dividends, if any, when declared by our board of directors in its discretion out of legally available funds. Upon any liquidation or dissolution of Masco, holders of common stock are entitled to receive pro rata all assets remaining after payment of all liabilities and liquidation of any shares of any preferred stock at the time outstanding. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. As of December 31, 2009, there were approximately 359,145,000 shares of our common stock outstanding and approximately 36,000,000 shares reserved for issuance upon exercise of outstanding stock options. All of our outstanding common stock is fully paid and non-assessable and all of the shares of common stock that may be offered with this prospectus will be fully paid and non-assessable.
     The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services, Pittsburgh, PA.
Certain Provisions of Our Restated Certificate of Incorporation and Bylaws
     Under both our Restated Certificate of Incorporation and Amended and Restated Bylaws members of our board of directors are divided into three classes. The members of each class are elected for a period of three years and the term of one class will expire each year. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. The classified board could have the effect of making the removal of incumbent directors more time consuming and difficult, which could discourage a third party from attempting to take control of the Company.
     Our Amended and Restated Bylaws vest the power to call special meetings of stockholders in our chairman of the board, our CEO, our President or majority of our board of directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by us which shall have the right, voting separately by class or series, to elect Directors. Stockholders are not permitted under our Restated Certificate of Incorporation or Bylaws to act by written consent in lieu of a meeting.
     To be properly brought before an annual meeting, a stockholder’s notice shall be delivered to our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us). Such notice shall set forth: a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it.
     Our Restated Certificate of Incorporation requires that business combinations between us and another entity who is the beneficial owner of 30% or more of our outstanding shares of stock entitled to vote in election of directors must be approved by 95% of our outstanding shares of stock entitled to vote in elections of directors. Relatedly, holders of 95% of our outstanding shares of stock entitled to vote in elections of directors must approve any amendment or repeal of such provision. Our Restated Certificate of Incorporation also provides that, in addition to any affirmative vote required by law, any amendment of, repeal of, or adoption of any provision inconsistent with the article relating to the number of directors, the establishment of classes of directors for purposes of director elections, the nominations for election of directors, stockholders acting by written consent, and the calling of special meetings requires the affirmative vote of the holders of at least 80% of the voting power of our outstanding capital stock entitled to vote, voting together as a single class.
Certain Anti-Takeover Effects of Delaware Law
     We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:
•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
DESCRIPTION OF DEPOSITARY SHARES
     We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.
     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
     The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.
     Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.
     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.
     Withdrawal of Underlying Preferred Stock. Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.
     Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.
     Voting. Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.
     Conversion of Preferred Stock. If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into common stock or shares of another series of preferred stock of Masco, the following will apply. The depositary shares, as such, will not be convertible into any securities of Masco. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of common stock or shares of another series of preferred stock of Masco, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the deposited preferred stock. If only some of the depositary shares are to be converted, a new depositary receipt or receipts will be issued for any depositary shares not to be converted.
     Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or converted for any other securities into which the underlying preferred stock is convertible or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.
     Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
     Reports. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.
     Limitation on Liability. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
     Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, securities at a future date or dates. The price and number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and described in the applicable prospectus supplement.
     We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.
     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement.

     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
     The applicable prospectus supplement will describe the material terms of any purchase contracts and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the purchase contracts. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.
DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
FORMS OF SECURITIES
     Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities issued at one time. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by the global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “Global Securities.”
Global Securities
     We may issue the debt securities, warrants and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.
     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to such security. We anticipate that the following provisions will apply to all depositary arrangements.
     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book- entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities. So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of such securities represented by such global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under applicable indenture, unit agreement or warrant agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
     Principal, premium, if any, and interest payments on debt securities, and any payments with respect to warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. We and the trustee or any of our or their agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
     If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities, warrants or units represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.
PLAN OF DISTRIBUTION
     We or selling security holders may sell the securities being offered by this prospectus in four ways:
•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.
     If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.
     We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.
     If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement with them at the time of sale to them and we will set forth in the prospectus supplement relating to such offering their names and the terms of our agreement with them.
     If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and, if applicable, any selling security holder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
     Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against some types of civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     If we so indicate in the prospectus supplement, we or selling security holders will authorize agents, underwriters or dealers to solicit offers by the types of purchasers specified in the prospectus supplement to purchase offered securities from us or selling security holders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

LEGAL OPINIONS
     The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by Gregory D. Wittrock, Vice President, General Counsel and Secretary of Masco, and for the underwriters, if any, by Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025. Mr. Wittrock is a Masco stockholder and a holder of options to purchase shares of our common stock. Davis Polk & Wardwell LLP performs legal services from time to time for us and some of our related companies.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated costs and expenses payable by us in connection with the sale of the securities being registered hereby.

Amount to be
Paid
Securities and Exchange Commission Registration fee	$		*
Printing expenses		*	*
Legal fees and expenses (including Blue Sky fees)		*	*
Trustee and transfer agent fees and expenses		*	*
Rating Agency fees		*	*
Accounting fees and expenses		*	*
NYSE listing fees		*	*
Miscellaneous		*	*
TOTAL	$	*	*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r).

**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
     Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at our request. Article Fifteenth of our Restated Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the Company shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of Delaware against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The rights conferred by Article Fifteenth are contractual rights and include the right to be paid by us the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.
     Article Fourteenth of our Restated Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which the director derived improper personal benefit.
     Our directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

Item 16. Exhibits and Financial Statement Schedules
(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement *

4.1	Indenture dated as of February 12, 2001 between Masco Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee under agreement originally with Bank One Trust Company, National Association, as Trustee (incorporated herein by reference to Exhibit 4.b.i of Masco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006)

4.2	Form of Subordinated Debt Indenture between Masco Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed herewith)

4.3	Specimen Common Stock Certificate[1]

4.4	Specimen Preferred Stock Certificate[1]

4.5	Form of Deposit Agreement (including form of depositary receipt) (incorporated herein by reference to Exhibit 4.4 of Masco Corporation’s Registration Statement on Form S-3(File No. 333-140970) filed by the Registrant on February 28, 2007)

4.6	Form of Purchase Contract[1]

4.7	Form of Unit Agreement[1]

4.8	Form of Warrant Agreement for Warrants sold separately[1]

4.9	Form of Warrant for Warrants sold separately (included in Exhibit 4.8) [1]

4.10	Form of Warrant Agreement for Warrants sold attached to other Securities[1]

4.11	Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.10) [1]

5.1	Opinion of Gregory D. Wittrock (filed herewith)

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 of Masco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009)

12.2	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated herein by reference to Exhibit 12 of Masco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.3	Consent of Gregory D. Wittrock (which is included as part of Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Senior Indenture dated as of February 12, 2001 (filed herewith)

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Subordinated Debt Indenture (filed herewith)

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
(1) To be filed by Current Report on Form 8-K.
Item 17. Undertakings
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor, State of Michigan, on February 24, 2010.

MASCO CORPORATION
By:	/s/ John G. Sznewajs
John G. Sznewajs
Vice President, Treasurer and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory D. Wittrock and John G. Sznewajs and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments, including post-effective amendments, to this registration statement and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President, Chief Executive Officer and Director
/s/ Timothy Wadhams	(Principal Executive Officer)	February 24, 2010
Timothy Wadhams

Vice President, Treasurer and Chief Financial Officer
/s/ John G. Sznewajs	(Principal Financial Officer)	February 24, 2010
John G. Sznewajs

Vice President — Controller
/s/ William T. Anderson	(Principal Accounting Officer)	February 24, 2010
William T. Anderson

/s/ Dennis W. Archer	Director	February 24, 2010
Dennis W. Archer

/s/ Thomas G. Denomme	Director	February 24, 2010
Thomas G. Denomme

/s/ Anthony F. Earley, Jr.	Director	February 24, 2010
Anthony F. Earley, Jr.

/s/Verne G. Istock	Director	February 24, 2010
Verne G. Istock

Signature	Title	Date
/s/ David L. Johnston	Director	February 24, 2010
David L. Johnston

/s/ J. Michael Losh J. Michael Losh	Director	February 24, 2010

/s/ Richard A. Manoogian	Director	February 24, 2010
Richard A. Manoogian

/s/ Lisa A. Payne	Director	February 24, 2010
Lisa A. Payne

/s/ Mary Ann Van Lokeren	Director	February 24, 2010
Mary Ann Van Lokeren

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement *

4.1
Indenture dated as of February 12, 2001 between Masco Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee under agreement originally with Bank One Trust Company, National Association, as Trustee (incorporated herein by reference to Exhibit 4.b.i of Masco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006)

4.2	Form of Subordinated Debt Indenture between Masco Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed herewith)

4.3	Specimen Common Stock Certificate[1]

4.4	Specimen Preferred Stock Certificate[1]

4.5
Form of Deposit Agreement (including form of depositary receipt) (incorporated herein by reference to Exhibit 4.4 of Masco Corporation’s Registration Statement on Form S-3(File No. 333-140970) filed by the Registrant on February 28, 2007)

4.6	Form of Purchase Contract[1]

4.7	Form of Unit Agreement[1]

4.8	Form of Warrant Agreement for Warrants sold separately[1]

4.9	Form of Warrant for Warrants sold separately (included in Exhibit 4.8) [1]

4.10	Form of Warrant Agreement for Warrants sold attached to other Securities[1]

4.11	Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.10) [1]

5.1	Opinion of Gregory D. Wittrock (filed herewith)

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 of Masco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009)

12.2
Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated herein by reference to Exhibit 12 of Masco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.3	Consent of Gregory D. Wittrock (which is included as part of Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Senior Indenture dated as of February 12, 2001 (filed herewith)

25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Subordinated Debt Indenture (filed herewith)

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

(1)	To be filed by Current Report on Form 8-K.